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                                  EXHIBIT 99.1

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                                                                    Exhibit 99.1
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             PCTEL Stakes Claim to Wireless Data Networking Market;
                       Will Acquire Voyager Technologies
   Fast-Growing Silicon Valley Company Adds High Speed Wireless Networking to
                      Broadband Internet Access Solutions


Milpitas, CA - February 29, 2000 - PCTEL, Inc. (NASDAQ: PCTI), a leading provider of personal connectivity and internet access technology, announced today that it will acquire Voyager Technologies, Inc., a pioneer in wireless technology and design. The acquisition provides PCTEL with the technology and resources required to address high speed wireless data networking markets. This move will accelerate PCTEL's ability to deliver residential gateway solutions and to facilitate high speed internet access through cellular handsets. PCTEL's leadership in software modems and digital signal processing, coupled with the design strength of Voyager and its wireless intellectual property, will allow the company to rapidly deliver broadband wireless connectivity to fixed or mobile peripheral devices. Moreover, PCTEL can combine Voyager's Bluetooth(TM) and Home RF(TM) wireless technology with its existing HSP softmodem designs to accelerate the adoption of new applications for high speed DSL Internet access and wireless data networking. The company expects to introduce the first of its highly integrated combined chipset solutions later this year. "Voyager is at the forefront of wireless technology and has an enviably strong position in key growth markets," noted Peter Chen, chief executive officer of PCTEL. "Voyager's design talent and core technology will help us quickly penetrate the wireless market segment. We will converge our analog, embedded and DSL modem technology with Voyager's Home RF and Bluetooth technology to deliver high-speed connectivity for everything from PCs and home networks to Internet appliances and other devices. Examples of potential applications include cordless telephones, embedded wireless technology products, wireless headset technology, and other ISM (industrial, scientific and medical) products." "Our company has been extremely successful in positioning itself for explosive growth in the wireless connectivity market," said Yoram Solomon, vice president of marketing for Voyager Technologies. "As the only firm combining Bluetooth, Home RF and cordless telephony protocols, we have developed a strong customer base with companies such as Motorola, 3M and Veeder Root. Our new role within PCTEL will permit Voyager to concentrate on design

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and to rely on PCTEL's strong industry position to broaden the available market for our intellectual property." Solomon and Chen noted that PCTEL will continue its aggressive hiring practices, and Voyager Technologies employees are expected to move to PCTEL offices in Milpitas, California.

ABOUT VOYAGER

Voyager Technologies, Inc. is a leader in Spread Spectrum design and owns some of the first Spread Spectrum Patents. Voyager was founded in 1990 and its headquarters are based in Morgan Hill, California. The company's major business includes Spread Spectrum design services, system design, PCB design, ASIC design and technology licensing. Voyager is a member of the VSI Alliance and RAPID organizations. Voyager is located at 605 Tennant Ave., Suite C, Morgan Hill, Calif. 95037. Telephone: (408) 778-7335. Fax: (408) 779-5701. For more information on Voyager products, visit the Voyager website at http://www.digitalrf.com.
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ABOUT PCTEL

PCTEL, founded in March 1994, is driving the evolution of innovative, cost-effective personal connectivity and telecommunications solutions including analog soft modems, digital broadband, home networking, high-density carrier-side and embedded Internet access technology. The company's market leadership has led to a wide ranging and comprehensive portfolio of more than 56 broadband and analog communications patents, including the key and essential patents for HSP modem technology. PCTEL products are available to PC and data communications equipment manufacturers, as well as a variety of vertical market OEMs. PCTEL is located at 1331 California Circle, Milpitas, Calif., 95035. Telephone:
(408) 965-2100. Fax: (408) 895-0178. For more information on PCTEL products, visit the PCTEL website at http://www.pctel.com.
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Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995, the statements made contained in this release which are not related to historical facts may be deemed to contain forward-looking statements, including but not limited to statements regarding deployment of the company's products, demand for the company's products and the success of strategic relationships. Actual results may differ materially from those anticipated in any forward-looking statements
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as a result of certain risks and uncertainties, including, without limitation, the company's dependence on strategic third parties to market and resell its services, intense competition for the company's products, dependence on growth in demand for DSL-based services and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings. The Company disclaims any obligation to update information contained in any forward-looking statement.

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CONTACTS:  Shawn Owens                 Paul Forecki
           PCTEL, Inc.                 Sterling Communications
           (408) 965-2100 x127         (253) 853-5030
           shawn owens@pctel.com       pforecki@sterlingpr.com
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